Exhibit 4.5

                                                           ENGLISH TRANSLATION

                                            FIRST AMENDMENT TO THE CONTRACT
                                            FOR ASSIGNMENT OF CREDIT OF THE
                                            REMAINING BALANCE OF THE REVENUE
                                            COMPENSATION ACCOUNT - CRC
                                            ENTERED INTO BY THE STATE OF MINAS
                                            GERAIS, THROUGH THE OFFICE OF THE
                                            STATE TREASURY SECRETARY, AND
                                            COMPANHIA ENERGETICA DE MINAS
                                            GERAIS - CEMIG


     The STATE OF MINAS GERAIS, through the Office of the State Treasury Secretary, with its head office at Praca da Liberdade, in Belo Horizonte/MG (Brazil), registered with the General Taxpayer's Registry (CNPJ) under no. 18,715,615/0001-60, hereby represented by the State Treasury Secretary, Mr. Jose Augusto Tropia Reis, hereinafter referred to as the STATE, and COMPANHIA ENERGETICA DE MINAS GERAIS - CEMIG, a state-controlled company with its head office in Belo Horizonte/MG (Brazil), at Av. Barbacena, no. 1,200, registered with the General Taxpayer's Registry (CNPJ) under no. 17,155,730/0001-64, hereby represented by its Chief Executive Officer, Mr. Djalma Bastos de Morais, and by its Chief Financial Officer, Mr. Cristiano Correa de Barros, hereinafter referred to as CEMIG;

Whereas:

a) Pursuant to The Assignment of Credit of the Remaining Balance of the Revenue Compensation Account - CRC, hereinafter the CRC Agreement, executed on May 31, 1995, between the STATE and CEMIG, 852,851,282.9305 UFIR has been transferred to the STATE, corresponding, on May 2, 1995, to R$602,198,290.88 (six hundred and two million, one hundred and ninety eight thousand, two hundred and ninety reais and eighty eight cents);

b) Law no. 8,383, dated December 30, 1991, which established the UFIR, set forth that its correction would be in accordance with the IPCA-E, per
     Article 2nd, second paragraph;

c) Provisional Measure no. 1973-67, dated October 26, 2000, extinguished the Fiscal Unit of Reference -UFIR, pursuant to Article 29, third paragraph;

d) Clause Six of the CRC Agreement sets forth that in the event the UFIR is extinguished, the readjustment of the balance will automatically be made in accordance with IPG-DI;

e) The State Attorney, through Opinion no. 11,707 of January 16, 2001, argued in favor of the correction of the balance due under the CRC Agreement, in accordance with the IPCA-E, for the period from January to October of 2000.

Decide to amend the CRC Agreement, as follows:

First Clause

The sole paragraph of Clause Six of the CRC Agreement is amended as follows:


     "Sole Paragraph

     For the months from January to October of 2000, the balance shall be readjusted in accordance with the IPCA-E and, for the months of November and December of 2000, it shall be corrected in accordance with the IGP-DI, calculated by Fundacao Getulio Vargas."

Second Clause

Except as expressly amended hereby, the CRC Agreement shall remain unmodified and in full force and effect as originally agreed.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed in three counterparts of equal tenor and content, as of the date hereof.


Belo Horizonte-MG (Brazil), February 24, 2001


                                 /s/ Jose Augusto Tropia Reis
                                 ----------------------------
                                     STATE OF MINAS GERAIS

                  /s/ Djalma Bastos de Morais                 /s/ Cristiano Correa de Barros
                  ---------------------------                 ------------------------------
                                COMPANHIA ENERGETICA DE MINAS GERAIS
                  Djalma Bastos de Morais                     Cristiano Correa de Barros
                  Chief Executive Officer                     Chief Financial Officer

                  /s/ Magno Simoes de Brito                   /s/ Wilma Piedade Alves
                  ---------------------------                 ------------------------------
                                               WITNESSES



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